EXHIBIT 99.2

To: Fred Weismiller, Chairman of the Board, CeriStar, Inc.

CC:

Paul Hamm – Director

Mark Hewitt – Director

Jerry Dunlop - Director

Effective immediately I am tendering my resignation as a member of the CeriStar Board of Directors.

Yours truly,

/s/ Michael Miller

Michael Miller

September 13, 2004